                                  EXHIBIT 11.01

COMPUTATION OF NET INCOME (LOSS PER SHARE)
(in thousands, except per share data)

                                                                                                             Nine Months Ended
                                                              Year Ended September 30,                            June 30,
                                                       ----------------------------------------        -----------------------------
                                                          1995           1994           1993             1996                 1995
                                                       ----------      ---------      ---------        -------             ---------
Average common shares outstanding                          15,049         13,598         12,905         17,830                14,386
Net effect of dilutive stock options - based
     on the treasury stock method using
     average market price                                       -              -              -            120
           -
                                                       ----------      ---------      ---------        -------
     ---------
Totals                                                     15,049         13,598         12,905         17,950                14,386
                                                       ----------      ---------      ---------        -------             ---------
                                                       ----------      ---------      ---------        -------             ---------
Net Income (loss)                                      $(131,742)      $(77,475)      $(20,139)        $ 8,849             $(13,857)
                                                       ----------      ---------      ---------        -------             ---------
                                                       ----------      ---------      ---------        -------             ---------
Per share amount                                       $   (8.75)      $  (5.70)      $  (1.56)        $  0.49             $  (0.96)
                                                       ----------      ---------      ---------        -------             ---------
                                                       ----------      ---------      ---------        -------             ---------

Fully diluted:
Average common shares outstanding                          15,049         13,598         12,905         17,830                14,386
Net effect of dilutive stock options - based
     on the treasury stock method using
     quarter end market price which is
     greater than average market price                        121              -
                                                       ----------      ---------      ---------        -------             ---------
Totals                                                     15,049         13,598         12,905         17,951                14,386
                                                       ----------      ---------      ---------        -------             ---------
                                                       ----------      ---------      ---------        -------             ---------
Net income (loss)                                      $(131,742)      $(77,475)      $(20,136)        $ 8,849             $(13,857)
                                                       ----------      ---------      ---------        -------             ---------
                                                       ----------      ---------      ---------        -------             ---------
Per share amount*                                      $   (8.75)      $  (5.70)      $  (1.56)        $  0.49             $  (0.96)
                                                       ----------      ---------      ---------        -------             ---------
                                                       ----------      ---------      ---------        -------             ---------


* The primary net income (loss) per share is shown in the statements of operations. Net income (loss) per share under the primary and fully diluted calculations are equivalent.